EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in his capacity as an officer of Stater Bros. Holdings Inc. (the “Company”), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

•	the Quarterly Report of the Company on Form 10-Q for the period ended June 26, 2011 fully complies with the requirements of Section 13(a) and 15(b) of the Securities Exchange Act of 1934; and

•	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: August 9, 2011

/s/ Jack H. Brown
Jack H. Brown
Chairman, President, and Chief Executive Officer (Principal Executive Officer) August 9, 2011

/s/ Phillip J. Smith
Phillip J. Smith
Executive Vice President, and Chief Financial Officer (Principal Financial Officer) (Principal Accounting Officer) August 9, 2011